Exhibit 33.1
Management’s Report on Assessment of Compliance with Applicable Servicing Criteria
PNC Bank, National Association, successor to National City Bank (the “Asserting Party” or the “Servicer”) is responsible for assessing compliance as of December 31, 2009 and for the period from January 1, 2009 through December 31, 2009 (the “Reporting Period”), with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations (the “CFR”), excluding the inapplicable servicing criteria as set forth in Exhibit A hereto (such criteria, after giving effect to the exclusions identified on Exhibit A, the “Applicable Servicing Criteria”). The transactions covered by this report include all asset-backed securities transactions conducted by National City Credit Card Master Note Trust that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 where the related asset-backed securities were outstanding at any one time during the Reporting Period (the “Platform”) as listed in Exhibit B hereto.
The Asserting Party has engaged certain vendors, which are not deemed to be servicers as defined in Item 1101(j) of Regulation AB (the “Vendors”), to perform specific and limited activities or activities scripted by the Asserting Party as of and during the Reporting Period, and the Asserting Party elects to take responsibility for assessing compliance with the Applicable Servicing Criteria or portion of the servicing criteria applicable to such Vendors as set forth in Exhibit A hereto (such criteria, the “Applicable Vendor Servicing Criteria”).
The Asserting Party has policies and procedures in place designed to provide reasonable assurance that the Vendors’ activities comply in all material respects with the Applicable Vendor Servicing Criteria. The Asserting Party (i) has not identified and is not aware of any material instance of noncompliance by the Vendors with the Applicable Vendor Servicing Criteria and (ii) has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the Applicable Vendor Servicing Criteria as of December 31, 2009 and for the Reporting Period.
The Asserting Party (i) has used the criteria set forth in 17 CFR 229.1122(d) to assess the compliance by the Asserting Party with the Applicable Servicing Criteria for the Reporting Period and (ii) has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria as of December 31, 2009 and for the Reporting Period with respect to the Platform taken as a whole, except as described on Exhibit C hereto, as further described on Exhibit D hereto.
PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on our assessment of compliance with the Applicable Servicing Criteria as of December 31, 2009 and for the Reporting Period as set forth in this report.

PNC Bank, National Association
Signed:	/s/ Andrew D. Widner
	Name:	Andrew D. Widner
	Title:	Vice President
	Date:	March 31, 2010

EXHIBIT A

APPLICABLE
SERVICING
CRITERIA
		Performed	Performed	INAPPLICABLE
SERVICING CRITERIA		by	by	SERVICING
Reference	Criteria	Servicer	Vendor(s)	CRITERIA

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X1

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.			X

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.	X	X2

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.			X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X

[1]	The Asserting Party monitors events of default as obligated pursuant to the transaction agreements.

[2]	The Asserting Party processes payments on assets, including payments received by the lockbox vendor First Express, which are deposited in the appropriate custodial and related clearing accounts.

APPLICABLE
SERVICING
CRITERIA
		Performed	Performed	INAPPLICABLE
SERVICING CRITERIA		by	by	SERVICING
Reference	Criteria	Servicer	Vendor(s)	CRITERIA
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.			X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X3

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.			X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X4

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.			X

[3]	The Asserting Party remits amounts to the appropriate party pursuant to the transaction agreements.

[4]	The Asserting Party reconciles its records relating to disbursements made to the appropriate party pursuant to the transaction agreements.

APPLICABLE
SERVICING
CRITERIA
		Performed	Performed	INAPPLICABLE
SERVICING CRITERIA		by	by	SERVICING
Reference	Criteria	Servicer	Vendor(s)	CRITERIA
1122(d)(4)(ii)	Pool asset and related documents are safeguarded as required by the transaction agreements	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	X	X5

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X

[5]	The Asserting Party processes payments on assets, including payments received by the lockbox vendor First Express, which are deposited in the appropriate custodial and related clearing accounts.

APPLICABLE
SERVICING
CRITERIA
		Performed	Performed	INAPPLICABLE
SERVICING CRITERIA		by	by	SERVICING
Reference	Criteria	Servicer	Vendor(s)	CRITERIA
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.			X

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.			X

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.			X

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.			X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.			X

EXHIBIT B
National City Credit Card Master Note Trust Series 2005-1
National City Credit Card Master Note Trust Series 2006-1
National City Credit Card Master Note Trust Series 2007-1
National City Credit Card Master Note Trust Series 2008-1
National City Credit Card Master Note Trust Series 2008-2
National City Credit Card Master Note Trust Series 2008-3

EXHIBIT C
The Asserting Party has identified material instances of noncompliance with the following servicing criteria during the Reporting Period of the Platform:
1122(d)(3)(i)(A):Investor remittances and reporting.
     (i) Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports:
(A)	Are prepared in accordance with timeframes and other terms set forth in the transaction agreements;

(B)	Provide information calculated in accordance with the terms specified in the transaction agreements;

(C)	Are filed with the Commission as required by its rules and regulations; and

(D)	Agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.
During the reporting period certain investor reports contained errors that resulted in disclosures that were inconsistent with the terms set forth in the transaction agreements.

EXHIBIT D*
In July of 2009, National City Bank implemented the discount receivables mechanism for the Credit Card Master Trust. This action was taken in response to excess spread pressure created by erosion in the credit quality of the underlying receivables in the Master Trust. The discounting mechanism, which was provided for in the transaction governing documents, worked as designed and directed additional cash flows into the waterfall to improve excess spread and mitigate investors’ exposure to credit risk. The reporting for the Master Trust since the implementation of the discount receivable mechanism contained certain errors related to the discounting component. These errors have since been corrected and as a result reports are being refiled. Please note Investors and the performance of the Master Trust were not impacted by these reporting errors. We have corrected these errors and revised our processes to ensure that these errors will not occur in our reporting prospectively.

*	This Exhibit D is not covered by the attestation report of the independent registered public accounting firm.